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Exhibit 16 - Letter re change in Certifying Accountant




(LETTERHEAD ITALICIZED)


                         600 Grant Street              Telephone 412 355-6000
                         Pittsburgh, PA  15219

Price Waterhouse LLP                                   (PW LOGO)




April 10, 1996



Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:


                               WesBanco, Inc.

We have read Item 4 of WesBanco's Form 8-K dated April 10, 1996 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

/s/ Price Waterhouse LLP